Exhibit 99

NEWS

FOR IMMEDIATE RELEASE

Contacts:
Greg Burns                John Griek
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces July 2018 Catastrophe Loss Estimate

NORTHBROOK, Ill., August 16, 2018 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of July 2018 of $262 million, pre-tax ($207 million after-tax). Catastrophe losses occurring in July comprised 15 events at an estimated cost of $220 million, pre-tax, plus unfavorable reserve reestimates of prior reported catastrophe losses. Two severe hail events, primarily impacting Colorado and several other states, and the Carr fire in Northern California, accounted for approximately 75% of July event catastrophe losses.

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

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